CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	June 10, 2013
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

Heartland Financial USA, Inc. Announces Departure of
EVP, CFO and COO John K. Schmidt

Dubuque, Iowa, June 10, 2013- Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that John K. Schmidt, the company's executive vice president, chief financial officer and chief operating officer will leave the company in July 2013.

Schmidt, 54, will join A.Y. McDonald Industries, Inc. as chief financial officer. A.Y. McDonald is a Dubuque-based manufacturer of various pumps, valves and water systems with operations in Elizabethton, TN, Albia, IA, Sparks, NV, Lexington, KY, Monroe, WI and Cambridge, Ontario, Canada.
Schmidt has served Heartland for 28 years, with 22 years as CFO and five years in the dual role of president of Dubuque Bank and Trust and CFO of Heartland. He will continue to serve as a member of the Dubuque Bank and Trust and Heartland boards of directors.
As a result of the company's continued expansion, Heartland had recently initiated a search for a chief financial officer to support Mr. Schmidt in the areas of Finance and Treasury. The search for a successor CFO will continue among both internal and external candidates. During the transition, Senior Vice President David L. Horstmann, an 8-year Heartland employee and member of the company's Finance team will assume the role of interim CFO. Lynn B. Fuller will assume chief operating officer responsibilities.
Lynn B. Fuller, Chairman, President and CEO of Heartland said, “John is an energetic and highly talented leader. He has superbly guided Heartland's financial and operating areas for several years with outstanding results. Consistent with his management skills, he has developed a very strong team of individuals who will step in and continue Heartland's forward momentum. While John will be missed, Heartland has developed a solid succession planning discipline and is well-prepared for this departure. We certainly wish John the greatest success in his future with A.Y. McDonald Industries.”
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About Heartland Financial USA, Inc.
Heartland Financial USA, Inc., one of Forbes 2013 “Best Banks in America,” is a $4.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 68 banking locations in 46 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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